        As filed with the Securities and Exchange Commission on June 25, 1998

                                                   Registration No. 333-8326


                     SECURITIES AND EXCHANGE COMMISSION
                           Washington, D.C. 20549

                              AMENDMENT NO. 4
                                    TO
                                 FORM S-3

          REGISTRATION STATEMENT UNDER THE SECURITIES ACT OF 1933


                        UNITED HERITAGE CORPORATION
           ------------------------------------------------------
           (Exact Name of Registrant as Specified in Its Charter)


                                    Utah
        --------------------------------------------------------------
        (State or Other Jurisdiction of Incorporation or Organization)


                                 87-0372864
                      ---------------------------------
                      (IRS Employer Identification No.)


                 2 North Caddo Street, Cleburne, Texas 76031
                              (817) 641-3681
    -----------------------------------------------------------------------
    (Address, Including Zip Code, and Telephone Number, Including Area Code
                 of Registrant's Principal Executive Offices)


	Mr. Walter G. Mize  2 North Caddo Street, Cleburne, Texas 76031
                               817-641-3681
      -------------------------------------------------------------------
      (Name, Address, Including Zip Code, and Telephone Number, Including
                     Area Code, of Agent for Service)

              The Commission is requested to send copies of all
                      communications and notices to:
                             Lewis D. Schwartz
                          Tracy & Holland, L.L.P.
                    306 West Seventh Street, Suite 500
                          Fort Worth, Texas  76102
                               817-335-1050
                          817-332-3140 (telecopy)
                         (Counsel for the Issuer)

	Approximate date of commencement of proposed sale to the public:
As soon as practicable after the Registration Statement becomes effective.

	If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [ ]

	If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]

	If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [ ]

	If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [ ]

PAGE

                       CALCULATION OF REGISTRATION FEE
----------------  -----------------------    -------------------------   --------------------------   ----------------------
   Title of       Amount to be Registered    Proposed Maximum Offering   Proposed Maximum Aggregate   Amount of Registration
 Securities to                                    Price Per Share               Offering Price                  Fee
 Be Registered
----------------  -----------------------    -------------------------   --------------------------   ----------------------
Common Stock,
par value $0.001     14,418,116 shares                $1.1875                    $17,121,513                $5,051 (1)(2)
----------------  -----------------------    -------------------------   --------------------------   ----------------------


1	Calculated pursuant to Rule 457(c) of the Securities Act of 1933, as amended on the basis of the average of the closing bid and asked prices of the Common Stock on the NASDAQ for February 2, 1998.

2       Determined solely for the purpose of computing the registration fee.


        The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that this Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until this Registration Statement shall become effective on such date as the Commission, acting pursuant to said
Section 8(a), may determine.


                              ____________________
PAGE

PROSPECTUS

                          UNITED HERITAGE CORPORATION

                               14,418,116 SHARES
                                 COMMON STOCK


	This Prospectus relates to the offer and sale from time to time (the "Offering") of up to 14,418,116 shares of common stock, $0.001 par value (the "Shares") of United Heritage Corporation (the "Company"), being offered by the Selling Shareholders (the "Shareholder Shares") of which up to 3,241,646 shares are issuable upon the exercise of Warrants (the "Warrants") issued by the Company (the "Warrant Shares"), all of which are currently exercisable. The Warrant Shares are being registered for resale only. The Warrants exercisable for 1,300,000 Shares were issued effective August 16, 1996 and the Warrants exercisable for 1,941,646 Shares were issued effective December 11, 1997. Each Warrant entitles the registered holder to purchase one share of Common Stock at prices varying from $0.75 to $2.00. See "SELLING SHAREHOLDERS" and "PLAN OF DISTRIBUTION."

	Selling Shareholders, directly or through agents, dealers or underwriters, may sell the Shareholder Shares from time to time on terms to be determined at the time of sale. To the extent required, the specific number of Shareholder Shares to be sold, the names of the Selling Shareholders, respective purchase prices and public offering prices, the name of any agent, dealer or underwriter, and applicable discounts or commissions with respect to a particular offer, will be set forth in an accompanying prospectus supplement. See "PLAN OF DISTRIBUTION."

	The Selling Shareholders and any underwriter, dealer or agent that participates with the Selling Shareholders in the distribution of the Shareholder Shares may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "1933 Act"), and any discounts or commissions received by them and any profit on the resale of the Shareholder Shares purchased by them may be deemed to be underwriting discounts and commissions under the 1933 Act. The Company will not receive any proceeds from the offering of Shareholder Shares, but will pay certain offering expenses regarding the preparation of this Registration Statement and related matters. Offering expenses incurred by the Selling Shareholders consist of underwriting discounts, selling commissions and fees of their own attorneys, none of which is currently estimable. See "SELLING SHAREHOLDERS" for indemnification arrangements relating to underwriters.

	The Warrant Shares will be sold directly by the Company to holders of the Warrants upon exercise of the Warrants and payment of the Warrant exercise price. The net proceeds from the issuance of the Warrant Shares will be used by the Company for general corporate purposes. See "USE OF PROCEEDS."

	The Company's common stock trades on the Nasdaq SmallCap Stock Market under the symbol "UHCP" and on the Boston Stock Exchange under the symbol "UHC." The average of the closing bid and asked price on the Nasdaq SmallCap Stock Market on February 2, 1998, was $1.1875. The closing price on the Boston Stock Exchange on February 2, 1998, was $1.15625.

	These securities involve a significant degree of risk. See "RISK FACTORS beginning on page 3."

	THESE SECURITIES HAVE NOT BEEN APPROVED OR DISAPPROVED BY
        THE SECURITIES AND EXCHANGE COMMISSION NOR HAS THE COMMISSION PASSED UPON THE ACCURACY OR ADEQUACY OF THIS PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

                 The date of this Prospectus is _______ , 1998.


PAGE

                           AVAILABLE INFORMATION

	The Company is subject to the informational requirements of the Securities Exchange Act of 1934 and in accordance therewith files reports and other information with the Securities and Exchange Commission (the "Commission"). The Registration
Statement filed with respect to this Prospectus, and all other reports, proxy statements and other information can be inspected free of charge at the offices of the Commission at Room 1024, 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549; and at 801 Cherry Street, Nineteenth Floor, Fort Worth, Texas 76102. Copies of such material may be obtained upon the payment of prescribed rates from the Public Reference Section of the Commis-sion at 450 Fifth Street, N.W., Judiciary Plaza, Washington, D.C. 20549. This Prospectus does not contain all of the information set forth in the Registration Statement on Form S-3 and the exhibits thereto which the Company has filed with the Commission (the "Registration Statement") under the Securities Act of 1933, as amended (the "Securities Act"), and to which reference is hereby made for further information.

                INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

	The following documents filed by the Company with the Commis-sion are incorporated herein by reference:

	(a)	Annual Report on Form 10-K for the fiscal year ended
                March 31, 1998 as amended on Form 10-K/A;

	(b)	The description of the Common Stock contained in the
                Company's registration statement filed pursuant to Section 12 of the Exchange Act, and all amendments thereto and reports which have been filed for the purpose of updating such description.

	All documents subsequently filed by the Company with the Commission pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of this offering shall be deemed to be incorporated by reference in this Prospectus from the respective dates of filing of such documents. Any statement con-tained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Prospectus to the extent that a statement con-tained herein or in any other subsequently filed document which also is or is deemed to be incorporated by reference herein modifies or supersedes such statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Prospectus.

	The Company will provide without charge to each person to whom this Prospectus has been delivered, upon written or oral request of such person, a copy of any or all of the documents that have been incorporated by reference in this Prospectus, other than

                                      -2-
PAGE
exhibits to such documents (unless such exhibits are specifically incorporated by reference in such documents). Any such requests should be directed to Walter G. Mize, United Heritage Corporation, P.O. Box 1956, Cleburne, Texas 76033, (817) 641-3681.

                                 THE COMPANY

	United Heritage Corporation (the "Company") is a Utah corporation formed in 1981. The Company has its principal office in Cleburne, Texas and operates its business through its wholly-owned subsidiaries, National Heritage Sales Corporation ("National"), UHC Petroleum Corporation ("Petroleum"), UHC Petroleum Services Corporation ("Services"), and Sovereign Communications Corporation ("Sovereign").

	For additional information regarding the Company, see the Annual Report on Form 10-K for the year ending March 31, 1998 and other documents incorporated by reference herein.

	The Company's principal executive offices are located at 2 North Caddo Street, Cleburne, Texas 76031, and its telephone number is (817) 641-3681.


                                  RISK FACTORS

	In addition to the other information in this Prospectus, prospective investors should carefully consider the following factors which individually or cumulatively could result in the decline or loss in the value of the Shares offered hereby:

GENERAL BUSINESS RISKS.

	New Business Venture. The Company has made an addition to its primary business of selling its low fat line of beef with the February 11, 1997 acquisition of certain oil and gas properties enabling it to enter the oil and gas exploration business, a business with which the Company has no prior operating experience or history. Although management of the Company have many years of experience in the oil and gas industry, including drilling and exploration, the Company itself has a limited operating history upon which prospective investors may base an evaluation of its performance. See "MATERIAL CHANGES."

	Dependence on Existing Management. The success of the Com-pany will depend to a great extent on the efforts of Walter G. Mize, Chairman and Chief Executive Officer, who is primarily responsible for the management of the Company's daily operations.
 The loss or interruption of the services of Mr. Mize could have a material adverse effect upon the Company's business operations and prospects. The Company does not own any life insurance on the life of its key management persons, nor do such persons currently have an employment agreement with the Company.

                                      -3-
PAGE

	Licensing and Regulation. The Company's business may be subject to licensing and regulation by numerous federal, state and local governmental agencies. Although management believes that it is currently in compliance with all of such licensing requirements and regulations, a finding that the Company has failed to comply with one or more of such licensing requirements or regulations could adversely impact the operations and future profitability of the Company.

	Operating Losses. The Company has sustained operating losses for the past four fiscal years of $387,000 in fiscal 1998, $192,502 in fiscal 1997, $337,330 in fiscal 1996 and $1,404,067 in fiscal 1995.
It has relied on cash from the sale of non-performing assets and the sale of capital stock to continue operations. If the Company does not become profitable, it is unlikely that it can continue to receive new capital to continue operations.

RISKS ASSOCIATED WITH OIL AND GAS INDUSTRY

	Current Oil and Gas Markets. There is substantial uncertainty as to the prices at which natural gas and oil produced by the Company may be sold, and it is possible that under some market conditions the production and sale of oil and gas from some or all of the Company's wells may not be economical. The availability of a ready market for oil and gas and the prices obtained for oil and gas depend upon numerous factors beyond the control of the Company, including competition from other natural gas and oil suppliers and national and international economic and political developments. The Company is not subject to any gas price controls. Future changes in regulations may have an effect on the Company's operations.

	Reliance on Estimates of Reserves and Future Net Revenues; Depletion of Reserves; Price Volatility. There are numerous uncertainties inherent in estimating quantities of reserves and in projecting rates of production and timing of development expendi-tures, including many factors beyond the control of the producer.
 For purposes of this Prospectus, "reserves" shall mean the estimated quantity of oil or gas that is below the surface of leases owned by the Company and recoverable by known means. Any reference to reserves in this Prospectus or incorporated by reference herein represent only estimates and are unproven at the date of this Prospectus. There are no proved reserves on any of the Company's properties at the date of this Prospectus. In addition, any estimates of future net revenues from reserves of the Company and the present value thereof are based on certain assumptions about future production levels, prices, and costs that may not prove to be correct over time, even if the reserves become

                                      -4-
PAGE
proved. The rate of production from oil and gas properties declines as reserves are depleted. Except to the extent the Company acquires additional properties containing reserves, conducts successful exploration and development activities or, through engineering studies, identifies additional behind-pipe zones and secondary recovery reserves, the reserves of the Company will decline as reserves are produced. Future oil and gas produc-tion is therefore highly dependent upon the company's level of success in acquiring or finding additional amounts of oil and gas. Oil and gas prices may be quite volatile, depending on numerous factors, including steps taken by the Organization of Petroleum Exporting Countries ("OPEC"), tensions in the Middle East and weather conditions.

	Risks of Oil and Gas Activities. Significant risks are inherent in the oil and gas business, including the drilling of dry and unsuccessful wells, operating hazards and uninsured risks, intense competition for attractive properties, governmental regulations, volatile prices and other uncontrollable factors. Furthermore, oil and gas drilling is speculative. The possibility always exists that wells drilled will be nonproductive. Even wells that are completed may not produce enough natural gas or oil to pay out.

	Development Risks. Development drilling activities are subject to much greater risks of failure than those associated with the ownership of producing properties. The drilling of development wells, although generally consisting of drilling in areas where there is believed to be the presence of oil and gas, may result in dry holes or the failure to produce oil and gas in commercial quantities. The drilling of development wells also involves the risk that unusual or unexpected formations and pressures will be encountered, and other conditions will exist, that could result in the Company incurring substantial losses as well as liabilities to third parties or governmental entities.

	Operating Hazards and Uninsured Risks. The Company's opera-tions will be subject to all risks inherent in the development and production of oil and gas, including such natural hazards as blowouts, cratering and fires, which could result in damage or injury to, or destruction of, formations, producing facilities or other property, or could result in personal injury, loss of life or pollution of the environment. Any such event could result in substantial loss to the Company which could have a material adverse effect upon the financial condition of the Company. It is anticipated that the Company will be required to pay its proportionate share of the premiums for insurance provided by the operator and will be named as an insured under the policies. However, the Company may not be fully insured against all risks, either because such insurance is not available or because of premium costs. The Company has purchased and plans to maintain additional insurance in the form of an umbrella policy to protect it against uninsured risks or amounts in excess of the insurance carried under its primary policies or by another operator.

                                      -5-
PAGE

Although such operational risks and hazards may be to some extent minimized, no combination of experience, knowledge and scientific evaluation can eliminate the risk of investment or assure a profit to any company engaged in oil and gas operations.

	Competition and Markets. The oil and gas business is highly competitive and has few barriers to entry. The Company will be competing with other oil and gas companies and investment partner-ships in search for, and obtaining of, future desirable prospects, the securing of contracts with third parties for the development of oil and gas properties, the contracting for the purchase or rental of drilling rigs and other equipment necessary for drilling operations, and the purchase of equipment necessary for the completion of wells, as well as in the marketing of any oil and gas which may be discovered. Many of the Company's competitors are larger than the Company and have substantially greater access to capital and technical resources than does the Company and may therefore have a significant competitive advantage. Many of the Company's competitors are capable of making a greater investment in a given area than is the Company, although large and small companies alike are subject to the economics of cost effectiveness. The prices at which the Company will be able to sell any oil or gas production will have a substantial effect on its earnings, if any.

	Industry Conditions. In recent decades, there have been periods of worldwide overproduction and underproduction of hydro-carbons as well as periods of increased and relaxed energy conser-vation efforts. Such conditions have resulted in periods of excess supply of, and reduced demand for, crude oil on a worldwide basis and natural gas on a domestic basis. These periods have been followed by periods of short supply of, and increased demand for, crude oil and, to a lesser extent, natural gas. The excess or short supply of crude oil and natural gas has placed pressures on prices and has resulted in dramatic price fluctuations.

	Regulation; General. Oil and gas exploration, production and related operations are subject to extensive rules and regulations promulgated by federal and state agencies. Failure to comply with such rules and regulations can result in substantial penalties.
The regulatory burden on the oil and gas industry will increase the Company's cost of doing business and will affect its profitability. Because such rules and regulations are frequently amended or interpreted, the Company is unable to predict the future cost or impact of complying with such laws.

	In Texas, where the Company's oil and gas properties are located, such regulation is by the Texas Railroad Commission. This agency has been granted broad regulatory and enforcement powers which are likely to create additional financial and operational burdens on gas and oil operations like those of the Company. Texas also has in place other pollution and environmental control laws.

                                      -6-
PAGE

	The Company, to its knowledge, is currently in compliance with the applicable regulations.

	Environmental Regulation. The Company is subject to numerous laws and regulations governing the discharge of materials into the environment or otherwise relating to environmental protection.
These laws and regulations may require the acquisition of a permit before drilling commences, restrict the types, qualities and concentration of various substances that can be released into the environment in connection with drilling and production activities, limit or prohibit drilling activities on certain lands lying within wilderness, wetlands and other protected areas, and impose substantial liabilities for pollution resulting from the Company's operations. Moveover, the recent trend toward stricter standards in environmental legislation and regulation is likely to continue.
 For instance, legislation has been proposed in Congress from time to time that would reclassify certain oil and gas production wastes as "hazardous wastes," which reclassification would make such wastes subject to much more stringent handling, disposal and clean-up requirements. If such legislation were to be enacted, it could have a significant impact on the operating costs of the Company, as well as the oil and gas industry in general. It is not anticipated that the Company will be required in the near future to expend amounts that are material in relation to its total capital expenditure program by reason of environmental laws and regulations, but because such laws and regulations are frequently changed, the Company is unable to predict the ultimate cost of such compliance.

	The Company, to its knowledge, is currently in compliance with the applicable environmental regulations.

	Environmental Risks and Liability. There are numerous natural hazards involved in the drilling of wells, including unexpected or unusual formations, pressures, blowouts involving possible damages to property and third parties, surface damages, bodily injuries, damage to and loss of equipment, reservoir damage and loss of oil or gas. Uninsured liabilities may result in the loss of Company assets and may create theoretically unlimited liability for the Company. Oil ad gas operations present risks of environmental contamination from drilling operations and leakage from oil field storage or transportation facilities. The Company may be subject to liability for pollution, abuses of the environment and other, similar damages. Although the Company will maintain insurance coverage in amounts the Company believes are adequate, it is possible that insurance coverage may exclude risks such as environmental contamination, may be insufficient or subject to reduction or cancellation in the future. In such event, the Company's assets may have to be utilized to pay costs of controlling blowouts, replacing destroyed equipment, personal injury, property damage and environmental contamination claims.

                                      -7-
PAGE

Furthermore, oil and gas activities can result in liability under federal, state and local environmental regulations for activities involving, among other things, water pollution and hazardous waste transportation, storage and disposal. Such liability can attach not only to the operator of record of a well but also to other parties that may be deemed to be current or prior operators or owners of a well or the equipment involved. The Company has not experienced any environmental liability as of the date of this Prospectus.

                                USE OF PROCEEDS

	The net proceeds to the Company from the issuance of the Warrant Shares, after payment of offering expenses, is estimated to be approximately $3,000,000, if all of the Warrants are exercised, which the Company intends to use for general operating expenses of the Company, including drilling and development of oil and gas properties owned by the Company. Because 117,646 of the Warrants expire December 11, 1999 and 3,124,000 of the Warrants expire August 16, 2001, it can not be determined when, if ever, any of the proceeds of this offering will be available for use by the Company. If the Warrants are not exercised, there will be no proceeds to the Company.

	The Board of Directors will make final decisions on the use of proceeds as it determines the best interests of the Company, depending on many factors, including changing market conditions and competitive forces.

                                      -8-
PAGE

                             SELLING SHAREHOLDERS

	The following table sets forth certain information as of March 31, 1998 regarding the Common Stock of the Company benefi-cially owned by the Selling Shareholders, and any position, office or other material relationship which the Selling Shareholders have had in the past three years with the Company.

                                                                                   Number
                                                                                of Shares of     Percentage
                                                                                Common Stock    of Shares of
                                                    Shares         Number of    Beneficially    Common Stock
                          Position,               Beneficially      Shares         Owned           Owned
                          Office or                  Owned         of Common     After Sale      After Sale
                          Material                  Prior to      Stock Under    Under This      Under This
     Name               Relationship              Offering (1)   This Offering  Offering (2)    Offering (3)
-----------------  -------------------------     --------------  -------------  ------------    ------------
Walter G. Mize     Chairman of the Board,        80,040,000 (4)   10,000,000    70,040,000         71.47%
                   President and CEO

Augustine Fund LP                                   647,058 (5)      647,058             0             0%

Black Sea
Investments, Ltd.                                   388,235 (6)      388,235             0             0%

Triton Private
Equities Fund, L.P.                                 258,823 (7)      258,823             0             0%

Sands Brothers &   Investment Banker              1,562,000 (8)    1,562,000             0             0%
Co., Ltd.          and Selling Agent

Mark G. Hollo      Managing Director of           1,562,000 (9)    1,562,000             0             0%
                   Sands Brothers & Co., Ltd.

                                  TOTAL          84,458,116       14,418,116    70,040,000         71.47%

1	Includes all shares that the Selling Shareholder has a right to purchase within 60 days for which beneficial ownership is deemed pursuant to Rule 13d-3 under the Exchange Act.

2	Includes all shares that the Selling Shareholder has a right to purchase within 60 days for which beneficial ownership is deemed pursuant to Rule 13d-3 under the Exchange Act.

3	Based on 97,395,512 shares of Common Stock outstanding at
        March 31, 1998, as adjusted for deemed beneficial ownership pursuant to Rule 13d-3 under the Exchange Act.

4	Includes 79,440,000 shares of Common Stock owned of record
        and 600,000 shares of Common Stock which Mr. Mize has the right to acquire within sixty (60) days from the date hereof pursuant to options granted to him under the 1995 Stock Option Plan of the Company.

                                      -9-
PAGE

5	Includes 588,235 shares of Common Stock owned of record and
        58,823 shares of Common Stock which the Selling Shareholder has the right to acquire within sixty (60) days from the date hereof pursuant to Warrants owned by the Selling Shareholder.

6	Includes 352,941 shares of Common Stock owned of record and
        35,294 shares of Common Stock which the Selling Shareholder has the right to acquire within sixty (60) days from the date hereof pursuant to Warrants owned by the Selling Shareholder.

7	Includes 235,294 shares of Common Stock owned of record and
        23,529 shares of Common Stock which the Selling Shareholder has the right to acquire within sixty (60) days from the date hereof pursuant to Warrants owned by the Selling Shareholder.

8	Includes 1,562,000 shares of Common Stock which the Selling
        Shareholder has the right to acquire within sixty (60) days from the date hereof pursuant to Warrants owned by the Selling Shareholder.

9	Includes 1,562,000 shares of Common Stock which the Selling
        Shareholder has the right to acquire within sixty (60) days from the date hereof pursuant to Warrants owned by the Selling Shareholder.

                            PLAN OF DISTRIBUTION

Shareholder Shares

	The Company will not receive any of the proceeds from sales of the Shareholder Shares owned by the Selling Shareholders. Generally, all costs, expenses, and fees incurred in connection with the registration of the Shareholder Shares offered hereby will be borne by the Company. However, the Selling Shareholders will bear all brokerage commissions and discounts and other costs and expenses attributable to the sale of their Shareholder Shares offered hereby.

	Shareholder Shares owned by a Selling Shareholder may be sold from time to time to purchasers directly by such Selling
Shareholder. Alternatively, the Selling Shareholders may from time to time offer their respective Shareholder Shares in one or more transactions (which may involve block transactions) (i) through underwriters; (ii) through dealers; (iii) "at the market" into an existing trading market, or in other ways not involving market makers or established trading markets; (iv) in privately negotiated transactions; or (v) in a combination of any such transactions. Such transactions may be effected by any Selling Shareholder at market prices prevailing at the time of sale, at prices related to such prevailing market prices, at negotiated prices, or at fixed prices. At the time a particular offer of Shareholder Shares is made, a Prospectus supplement, if required, will be distributed that will set forth the aggregate amount of Shareholder Shares being offered and the terms of the Offering, including the name or names of any underwriters, dealers or agents, any discounts, commissions and other items constituting compensation from the Selling Shareholder and any discounts, commissions or concessions allowed or reallowed or paid to dealers.

	If an underwriter or underwriters are utilized in a firm commitment public offering, the Selling Shareholders will execute a firm commitment underwriting agreement with such underwriters.

                                      -10-
PAGE

If a dealer is utilized in the sale of its Shareholder Shares, the Selling Shareholder will sell such Shareholder Shares to the dealer, as principal. The dealer may then resell such Shareholder Shares to the public at varying prices to be determined by such dealer at the time of resale.

	Sales of Shareholder Shares "at the market" and not at a fixed price into an existing trading market for the Shareholder Shares, may be made to or through one or more underwriters, acting as principal or as agent, as shall be specified in an accompanying Prospectus supplement. Other sales may be made, directly or through agents, to purchasers outside existing trading markets.

	The place and time of delivery for a particular offer of the Shareholder Shares will be set forth in an accompanying Prospectus supplement, if required.

	Any brokers or dealers that participate with the Selling Shareholders in offers and sales of the Shareholder Shares offered hereby (and any other participating brokers and dealers) may be deemed to be "underwriters" within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), and any commissions or discounts received by such broker-dealers and any profit on the sale of the Shareholder Shares by such broker-dealers may be deemed underwriting discounts and commissions under the Securities Act.

                                LEGAL OPINION

	Tracy & Holland, L.L.P. of Fort Worth, Texas, which has represented the Company in this offering, has delivered an opinion concerning the due issuance of the Shares offered hereby.

                                   EXPERTS

	The consolidated Balance Sheets of the Company as of March 31, 1998 and 1997 and the related consolidated Statements of Operations, Shareholders' Equity, and Cash Flows for the years ended March 31, 1998, 1997 and 1996, incorporated by reference in this Prospectus, have been incorporated by reference herein in reliance on the report of Weaver and Tidwell, L.L.P., independent public accountants, given on the authority of that firm as experts in accounting and auditing.


                   COMMISSION POSITION ON INDEMNIFICATION
                        FOR SECURITIES ACT LIABILITIES

	Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the Company, pursuant to the foregoing provisions or otherwise, the Company has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable.

                                      -11-
PAGE

===================================          =================================
===================================          =================================





                                                UNITED HERITAGE CORPORATION


	TABLE OF CONTENTS

                              Page                 ---------------------

AVAILABLE INFORMATION           2

INCORPORATION OF CERTAIN DOCU-
MENTS BY REFERENCE              2                    14,418,116 Shares
                                                       Common Stock
THE COMPANY                     3                    $0.001 par value

RISK FACTORS                    3
                                                   ---------------------
USE OF PROCEEDS                 8                       Prospectus
                                                   ---------------------
SELLING SHAREHOLDERS            9

PLAN OF DISTRIBUTION           10

LEGAL OPINION                  11

EXPERTS                        11

                                                        June __, 1998


===================================          =================================
===================================          =================================

PAGE

                                   PART II
                    INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 14.  OTHER EXPENSES OF ISSUANCE AND DISTRIBUTION.

	The following table sets forth an itemized statement of all estimated expenses in connection with the issuance and distribution of the securities being registered:


    Registration Fee.............................................  $ 5,051
    Printing Expenses............................................      500
    Legal Fees and Expenses......................................   40,000
    Accounting Fees and Expenses.................................    2,000
    Miscellaneous................................................    1,000
                                                                   -------
            Total................................................  $48,551
                                                                   =======


ITEM 15.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

	Part 9 of the Utah Business Corporation Act (the "Act") empowers a corporation to indemnify its directors and officers, advance or reimburse expenses to its directors and officers, and to purchase insurance with respect to liability arising out of their capacity or status as directors and officers. Such indemni-fication is permissible in certain situations and mandatory in other situations. In cases where indemnification or advancing or reimbursing of expenses is permissible, authorization and a determination of qualification must be made in each specific case. The Company's articles of incorporation and bylaws provide for the indemnification of its directors and officers to the full extent permitted by law. It is the Company's position that because its articles of incorporation and bylaws provide that the Company shall indemnify its directors and officers to the full extent permitted by law, there need only be a determination as to whether the individual in a specific case qualifies for indemnification under Part 9, and, if so, that such indemnification is already authorized.

ITEM 16.  EXHIBITS.

	 3.01	Articles of Incorporation of the Company (filed as
                Exhibit 3.01 to the Company's Form 10-Q for the fiscal quarter ended December 31, 1997, and incorporated herein by reference).

	 5	Opinion and Consent of Tracy & Holland, L.L.P.*

                                      II-1
PAGE

	23.01	Consent of Tracy & Holland, L.L.P. (contained in the
                Opinion filed as Exhibit 5 to this Registration Statement)*

        23.02 Consent of Weaver and Tidwell, L.L.P., independent certified public accountants*

-----------------------------------

       	*	Filed herewith.

ITEM 17.  UNDERTAKINGS.

	(a)	The undersigned Registrant hereby undertakes:

		(1)	To file, during any period in which offers or
        sales are being made, a post-effective amendment to this Registration Statement to include any material information with respect to the plan of distribution not previously dis-closed in the Registration Statement or any material change to such information in the Registration Statement;

		(2)	That, for the purpose of determining any liability
        under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

		(3)	To remove from registration by means of a post-
        effective amendment any of the securities being registered which remain unsold at the termination of the offering.


	(b)	Insofar as indemnification for liabilities arising
under the Securities Act may be permitted to directors, officers or persons controlling the Registrant pursuant to the foregoing provisions, the Registrant has been informed that in the opinion of the Commission, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the Registrant of expenses incurred or paid by a director, officer or controlling person of the Registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the Registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                      II-2
PAGE

                              POWER OF ATTORNEY

	Know All Men By These Presents that each person whose signa-ture appears on the signature pages of this Registration Statement constitutes and appoints Walter G. Mize and Harold L. Gilliam and each of them, or any one of them, his true and lawful attorneys-in-fact and agents, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any or all amendments (including Post-Effective Amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, or any of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any one of them or his substitutes, may lawfully do or cause to be done by virtue hereof.

                                      II-3
PAGE

                                  SIGNATURES


	Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3, and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Cleburne, State of Texas, on June 25, 1998.



                                         UNITED HERITAGE CORPORATION
                                                (Registrant)



                                         By:/s/ Walter G. Mize
                                            ---------------------------
                                            Walter G. Mize, President
                                            and Chief Executive Officer

	Pursuant to the requirements of the Securities Act of 1933, this report has been signed below by the following persons in the capacities and on the dates indicated.

    SIGNATURE                     TITLE                           DATE
------------------      ---------------------------------     ------------


/s/ Walter G. Mize      President and Chief Executive         June 25, 1998
------------------      Officer and Director (Principal
Walter G. Mize          Executive Officer)


*                       Secretary and Director (Principal     June 25, 1998
------------------      Financial and Accounting Officer)
Harold L. Gilliam


*                       Director                              June 25, 1998
------------------
Dr. Joe Martin


*                       Director                              June 25, 1998
------------------
Theresa D. Turner


*                       Director                              June 25, 1998
------------------
C. Dean Boyd



*By: /s/ Walter G. Mize
     ---------------------------------------
      Walter G. Mize, as Attorney-in-
      Fact for each of the persons indicated


                                      II-4
PAGE

                              INDEX TO EXHIBITS



Exhibit
Number                           Exhibit
-------         ----------------------------------------------------------
 5              Opinion and Consent of Tracy & Holland, L.L.P.

23.01 Consent of Tracy & Holland, L.L.P. (contained in the Opinion filed as Exhibit 5 to this Registration Statement)

23.02 Consent of Weaver and Tidwell, L.L.P., independent certified public accountants




                                      II-5